Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

WINDSOR CAPITAL CORP.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delawdre Code dud the dotes dmenddloiy thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies thatt

FIRST: The name of the corporation (hereinafter called the "corporation") is

WINDSOR CAPITAL CORP.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Rail Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock -hich the corporation shall have authority to issue is 35,001,,060, consisting of 10,000,000 shares of Preferred Stock, all of a par value of $.01, and 25,000,000 shares of Common Stock, all of a par value of $.601.

The Preferred Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other rights, qualif ...,tions, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Hoard of Directors from time to time, pursuant to the authority herein given, a copy of which resolution or resolutions shall have been set forth in a Certificate made. executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of Preferred Stock shall be alike in every particular.

FIFTH: The name and the mailing address of the incorporator are as follows:

                NAME                                                          MAILING ADDRESS

                                 N. S. Truax                                                    229 South State Street, Dover, Delaware

SIXTH: The corporation is tc have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of thin corporation cr of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be to be summoned in such manner as the said court directs. If a majority in numberrepresenting three-foprths in value of the creditors orclass of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compiemise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, te said compromise or arrangement and thu said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-Laws of the corporation have teen adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for apy of its stock, the power to adopt, amend, or repeal the By-Laws of tle corporation may be exercised by the poard of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one clar of stock, no outstanding share of any class of stcc which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2; of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares or said class.

NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, wal the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both 3S to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of thL heirs, executors and administrators of such a person.

ELEVENTH: prom time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on June 24, 1988.

/s/ N.S.Truax
N.S. Truax Incorporator

STATE OF DELAWARE

OFFICE OF SECRETARY OF STATE

I, Michael 4Iarkins, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of to) "WINDSOR CAPITAL CORP.", as received and filed in this office the twenty-fourth day of June, A.D., 1988, at 9 o'clock A.M.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Dover this twenty fourth day of June in the year of our Lord one thousand, nine hundred and eighty-eight.

MICHAEL HARKINS
Secretary of State

RICHARD L. TEMPLETON
Assistant Secretary of State

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:00 AM 05/09/1995 950102543 - 2164821

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
WINDSOR CAPITAL CORP.
a Delaware corporation

    Pursuant to the Delaware General Corporation Law, Article I of the Certificate of Incorporation of WINDSOR CAPITAL CORP., a Delaware corporation, hereinafter referred to as the "Corporation", is amended to read as follows;

ARTICLE I

    The name of the Corporation is Innovative Health Systems, Inc.

    The foregoing Amendment to the Certificate of Incorporation of the Corporation was proposed by the directors and approved by the Corporation's shareholders on May 4, 1995, pavement to section 242 of the Delaware General Corporation Law. The number of votes cast in favor of the amendment by the shareholders was sufficient for approval of the amendment.

    In accordance with Section 103 of the Delaware General Corporation Law, this Amendment shall be effective upon filing by the Department of State of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment effective as of the 4th day of May, 1995.

WINDSOR CAPITAL CORP.

By:	/s/ Robert M. Leopold
Robert M. Leopold, an officer thereof

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
INNOVATIVE HEALTH SYSTEMS, INC.
(f/k/a Windsor Capital Corp.)
a Delaware corporation

    Pursuant to the Delaware General Corporation Law, Article I of the Certificate of Incorporation of INNOVATIVE HEALTH SYSTEMS, INC., a Delaware corporation formerly known as Windsor Capital Corp., hereinafter referred to as the "Corporation", is amended to read as follows:

ARTICLE I

    The name of the Corporation is WINDSOR CAPITAL CORP.

    The foregoing Amendment to the Certificate of Incorporation of the Corporation was proposed by the directors and approved by the Corporation's shareholders on July 12, 1995, pursuant to Section 242 of the Delaware General Corporation Law. The number of votes cast in favor of the amendment by the shareholders was sufficient for approval of the amendment.

    In accordance with Section 103 of the Delaware General Corporation Law, this Amendment shall be effective upon filing by the Department of State of the State of Delaware.

    IN WITNESS WREREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment effective as of the 12th day of July, 1995.

INNOVATIVE HEALTH SYSTEMS, INC.

By:	/s/ Robert M. Leopold
Robert M. Leopold, an officer thereof

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 07/13/1995 950156754 - 2164821

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF WINDSOR CAPITAL I CORP.

    Pursuant to the Delaware General Corporation law, Article FIRST of the Certificate of Incorporation of Windsor Capital I Corp., a Delaware corporation (the "Corporation"), is amended to read as follows:

        FIRST: The name of the corporation is Energy Control Technology, Inc.

    The foregoing Amendment to the Certificate of Incorporation of the Corporation was proposed by the Directors and approved by the Corporation's shareholders by majority written consent as of February 13, 2001, pursuant to Section 242 of the Delaware General Corporation law. The number of votes cast in favor of the Amendment by the shareholders was sufficient for approval of the Amendment

    In accordance with Section 103 of the Delaware General Corporation law, this Amendment shall be effective upon tiling by the Department of State of the State of Delaware.

    In witness whereof, the undersigned officer of the Corporation has executed this Certificate of Amendment effective as of February 13, 2001.

WINDSOR CAPITAL I CORP.

By:	/s/ Alan Cornell
Alan Cornell, President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:05 PM 03/07/2001 010116191 - 2164821

State of Delaware Secretary of State Division of Corporations Delivered 08:30 AM 09/26/2005 FILED 08:30 AM 09/26/2005 SRV 050784125 - 2164821 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of ENERGY CONTROL TECHNOLOGY, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " 1 " so that, as amended, said Article shall be and read as follows:

THE NAME OF THE CORPORATION IS: 5fifty5.com, Inc.

SECOND: That thereafter, pursuant to resoadion of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the Stale of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 22nd day of  September, 2005.

By:	/s/ Edward C. DeFendis
Authorized Officer

Title:	President/CEO

Name:	Edward C. DeFendis
Print or Type

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
5FIFTY5.COM, INC.

    5FIFTY5.COM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

    FIRST: That the Board of Directors of the said corporation, by the consent of the sole director, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    RESOLVED, that the Article FOURTH of the Certificate of Incorporation of Corporation be amended to read as follows:

    "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 80,000,000, consisting of 10,000,000 shares of Preferred Stock, all of a par value of $.01 per shareand 70.000,000 shares of Common Stock, all of a par value of $.001 per share. The Board of Directors, subject to the limitations prescribed by law and the provisions of this Article FOURTH, may provide by resolution or resolutions for the issuance of the shares of Preferred Stock in one or more series, and by the tiling a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series. and to fix the designations. powers. preferences and rights of any such series and the qualifications, limitations or restrictions thereof"; and be it further

    RESOLVED, that at 9:00 a.m., Eastern Daylight Time, on February-2J 2008 (the "Reverse Split Time"), each share of Common Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Time (referred to herein as the "Old Common Stock"), automatically and without any action on the part of the holder thereof will be reciassified and changed into five one-hundredths (.05) of a share of Common Stock of the Corporation, par value $.001 per share (referred to herein as the "New Common Stock."), subject to treatment of fractional shares described below. Each holder of a certificate(s) representing outstanding shares of Old Common Stock immediately prior to the Reverse Split Time ("Old Certificate(s)") will he entitled to receive, upon surrender of such Old Certificate(s) to the Corporation's transfer agent (the "Agent") for cancellation a certificate(s) representing one share of New Common Stock for each twenty (20) shares of the Old Common Stock represented by such Old Certificate(s)(the "New Certificate(s)"). From and after the Reverse Split Date, Old Certificates shall confer no right upon the holders thereof other than the right to exchange them for the New Certificates, pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. Rather, the Corporation shall issue one whole share of New Common Stock to each holder who would, but for this provision, be issued a fractional share."

    SECOND: That the said amendment has been adopted by the written consent of the holders of a majority of the issued and outstanding shares of common stock, such common stock being the only class of stock of the Corporation of which shares are outstanding.

    THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

    IN WITNESS WHEREOF, said 5FIFTY5,COM, INC. has caused this certificate to be signed by its President this 28th day of January, 2008.

5FIFTY5.COM, INC.

By: /s/ Edward C DeFeudis
Edward C. DeFeudis, President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
5FIFTY5.COM, INC.

    5FIFTY5.COM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

    FIRST: That the Board of Directors of the said corporation, by the consent of the sole director, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    RESOLVED, that the Article FIRST of the Certificate of Incorporation of the Corporation be amended to read as follows:

"FIRST: The name of the corporation is Swap-A-Debt, Inc."

    SECOND: The foregoing amendment to the Certificate of Incorporation shall become effective at 9:00 A.M. Eastern Standard Time on February 21, 2008.

    THIRD: That the said amendment has been adopted by the written consent of the holders of a majority of the issued and outstanding shares of common stock, such common stock being the only class of stock of the Corporation of which shares are outstanding.

    FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

    IN WITNESS WHEREOF, said 5FIFTY5.COM, INC. has caused this certificate to be signed by its President this 31st day of January, 2008.

5FIFTY5.COM, INC.

By: /s/ Edward C DeFeudis
Edward C. DeFeudis, President